Exhibit 10.1

Private and Confidential

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 23, 2026 by and between FF EAI Robotics Ecosystem Inc. (formerly known as AIxCrypto Holdings, Inc.), a corporation incorporated under the Laws of the State of Delaware (the “Company”), Faraday Future Intelligent Electric Inc., a corporation incorporated under the Laws of the State of Delaware (“FFAI”), Yueting Jia, an individual (“YT”), and Jiawei Wang, an individual (together with FFAI and YT, collectively, the “Stockholders” and each a “Stockholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, the Company, FFAI, Smart Technology Holdings Ltd., a company incorporated under the Laws of the Cayman Islands (the “Cayman Seller” and together with FFAI, collectively, the “Seller Parties” and each, a “Seller Party”), FF EAI Robotics Inc., a corporation incorporated under the Laws of the State of California (the “Target”), and FFR Acquisition Sub LLC, a limited liability company to be formed under the Laws of Delaware (the “Merger Sub”), have, concurrently with the execution of this Agreement, entered into that certain transaction agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Transaction Agreement”), which provides, among other things, for acquisition of the Target from the Cayman Seller by the Company in exchange for the Purchaser Stock Consideration and merger of the Target with and into Merger Sub, in each case, upon the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, pursuant to the Transaction Agreement, no Purchaser Common Stock or Purchaser Preferred Stock shall be issued in excess of the amount authorized by the Company’s certificate of incorporation or the maximum amount permitted without the requisite stockholder approval under applicable Nasdaq Listing Rules, including Rules 5635(a), (b) and (d), as applicable, and no Purchaser Preferred Stock shall be convertible into Purchaser Common Stock, and no voting rights arising from such conversion may be exercised, unless and until the requisite Purchaser Stockholder Approval has been obtained;

WHEREAS, after the Closing, the Company intends to obtain the requisite Purchase Stockholder Approval to (i) approve, for purposes of applicable Nasdaq Listing Rules, including Rules 5635(a), (b) and (d), as applicable, of the issuance of the purchaser Stock Consideration and Purchaser Common Stock issuable upon conversion of the Purchaser Preferred Stock, and (ii) approve amendment to the Company’s certificate of incorporation required to authorize sufficient shares to effect the foregoing (the “Purchaser Stockholder Proposals”);

WHEREAS, as of the date hereof, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and/or record owner of such shares of capital stock of the Company (“Shares”) set forth opposite such Stockholder’s name on Schedule A attached hereto (the “Owned Securities”) (the Owned Securities, together with any other Shares acquired (whether beneficially or of record) by such Stockholder after the date hereof and prior to the Expiration Time (as defined in Article IV), including any Shares acquired by means of purchase, pursuant to the Transaction Agreement, as a result of a stock dividend or distribution, stock split, recapitalization, combination or reclassification, or upon the exercise or conversion of any securities, being collectively referred to herein as the “Securities”);

WHEREAS, each Stockholder agrees to vote all of its Securities that Stockholder is entitled to vote in favor of the authorization and approval of the Purchaser Stockholder Proposals, upon the terms and subject to the conditions set forth herein; and

WHEREAS, each Stockholder acknowledges that the Company is entering into the Transaction Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING; RESTRICTIONS ON TRANSFERS

Section 1.1 Voting. From and after the date hereof until the Expiration Time, each Stockholder shall, (i) approve and consent to any of the matters described in paragraphs (a) – (e) hereof by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company in lieu of a meeting of stockholders, and (ii) to the extent a meeting (whether annual or special) of the stockholders of the Company, however called, at which any of the matters described in paragraphs (a) – (e) hereof is to be considered (and any adjournment or postponement thereof) is held, (A) cause its representative(s) to appear at such meeting or otherwise cause its Securities to be counted as present thereat for purposes of determining whether a quorum is present and (B) vote or cause to be voted (including by proxy or written consent, if applicable) its Securities:

(a) for the authorization, adoption and approval of the Purchaser Stockholder Proposals;

(b) against any transaction, proposal, agreement or action made in opposition to the authorization or approval of any Purchaser Stockholder Proposal or in competition or inconsistent with any Purchaser Stockholder Proposal;

(c) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect any Purchaser Stockholder Proposal or the performance by such Stockholder of its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Transaction Agreement, or of such Stockholder contained in this Agreement, and

(e) in favor of any other matter necessary to authorize, adopt and approve the Purchaser Stockholder Proposals, including any proposal to adjourn or postpone a meeting of Purchaser’s stockholders to solicit additional votes in favor of the matters described in paragraph (a).

Notwithstanding anything to the contrary in this Agreement, the obligations of the Stockholders set out in this Section 1.1 shall not apply in respect of any proposal that would materially and disproportionately adversely impact such Stockholder compared to other stockholders of the Company. For the avoidance of doubt, the Seller Parties shall not be required or permitted by this Agreement to vote any Securities on any matter as to which such Securities are not entitled to vote under applicable Laws, Nasdaq Listing Rules, the Company’s certificate of incorporation or the certificate of designations.

Section 1.2 Restrictions on Transfers. Each Stockholder hereby agrees that, from the date hereof until the Expiration Time, it shall not, directly or indirectly, (a) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities (any such transaction, a “Derivative Transaction”), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, except pursuant to the Investor Rights Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange of, any Securities, (d) take any action that would make any representation or warranty of such Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying it from performing any of its obligations under this Agreement or that is intended, or would reasonably be expected, to impede, frustrate, interfere with, delay, postpone, materially and adversely affect or prevent authorization, adoption or approval of any Purchaser Stockholder Proposal or the performance by the Company of its obligations under the Transaction Agreement or by such Stockholder of its obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d). The foregoing restrictions shall not apply to:

(i) any bona fide charitable gift or gifts, including, without limitation, to a charitable organization or educational institution; provided, that it shall be a condition to any transfer pursuant to this clause (a) that (1) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) any such transfer shall not involve a disposition for value, and (3) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the Expiration Time;

(ii) the exercise or settlement of stock options or other equity awards granted pursuant to the Company’s stock option/incentive plans or awards, provided, that the restrictions shall apply to any securities issued upon such exercise or settlement to the extent they constitute Securities;

(iii) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock that are made exclusively between and among the undersigned and Affiliates of the Stockholder; provided, that it shall be a condition to any transfer pursuant to this clause (iii) that (A) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (B) each party (donor, donee, transferor or transferee) shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the Expiration Time;

(iv) the conversion, exercise or exchange of any securities of the Seller Parties or Target, into Purchaser Common Stock or any other securities of the Company, provided, that such shares of Purchaser Common Stock or other securities issued upon conversion, exercise or exchange, to the extent they constitute Securities, remain subject to the terms of this Agreement;

(v) any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction involving a Change of Control (as defined below) or reverse merger, other than the transactions contemplated by the Transaction Agreement, provided, that in the event that such merger, consolidation, tender offer or other such transaction involving a Change of Control or reverse merger is not completed, such Purchaser Common Stock or other securities held by the Stockholder shall remain subject to the provisions of this Agreement;

(vi) transfers that are approved by the prior written consent of the Company (with approval by the disinterested directors of the Company at that time);

(vii) sales of Purchaser Common Stock purchased by the undersigned on the open market following the date of the Transaction Agreement, provided, that any required filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) made between the date hereof and the Expiration Time shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (vii); and

(viii) pledges of Securities in bona fide financing transactions, provided, that any transferee or foreclosing party shall, before acquiring any Securities pursuant to such pledge, execute and deliver to the Company a joinder to this Agreement and agree to be bound by its terms until the Expiration Time.

“Change of Control” shall mean (i) the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the Company (or the surviving entity) or (ii) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF STOCKHOLDERS

Section 2.1 Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company as of the date hereof:

(a) if such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and such Stockholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(c) assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of such Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(d) (i) such Stockholder (A) is the beneficial and/or record owner of, and has good and valid title to, the Owned Securities, in each case, free and clear of Liens other than as created by this Agreement, and (B) has voting power and power of disposition with respect to the Securities, with no limitations, qualifications or restrictions that would prevent Stockholder from performing its obligations hereunder, subject to the terms of this Agreement; (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any of the Securities; (iii) the Securities are not subject to any voting trust agreement or other Contract to which Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement, the Lock-up Agreement or the Investor Rights Agreement; (iv) Stockholder has not Transferred any Securities or any interests therein pursuant to any Derivative Transaction; (v) as of the date hereof, other than the Securities, such Stockholder does not own, beneficially or of record, or have the right to acquire, any Shares or other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (vi) such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Securities, except as contemplated by this Agreement or the Investor Rights Agreement;

(e) except for the applicable requirements of the Exchange Act and the Laws of the State of Delaware and the Cayman Islands, neither the execution, delivery or performance of this Agreement by Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of such Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Stockholder pursuant to any Contract to which such Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of such Stockholder’s properties or assets; and

(f) there is no Action pending against such Stockholder or, to the knowledge of Stockholder, threatened against Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Stockholder of its obligations under this Agreement.

Section 2.2 Covenants. Each Stockholder hereby:

(a) agrees, prior to the termination of this Agreement, not to take any action that would make any representation or warranty of such Stockholder contained herein or under the Transaction Agreement untrue or incorrect in any material respect or have or could have the effect of preventing, impeding or interfering with or materially and adversely affecting the performance by such Stockholder of its obligations under this Agreement or under the Transaction Agreement;

(b) agrees to permit the Company to publish and disclose in any proxy statement or information statement relating to the Purchaser Stockholder Proposals (including all documents filed with the Securities and Exchange Commission in connection therewith), such Stockholder’s identity and beneficial ownership of Shares or other equity securities of the Company and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in each case, as required by applicable Law; and

(c) agrees and covenants that it shall promptly (and in any event within forty-eight (48) hours) notify the Company of any new Securities with respect to which beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) is acquired by such Stockholder, including, without limitation, by means of purchase, as a result of a stock dividend or distribution, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof and prior to the Expiration Time; and the Company and such Stockholder shall update Schedule A accordingly, provided that failure to update Schedule A shall not affect the application of this Agreement to such Securities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1 Representations and Warranties. The Company represents and warrants to the Stockholders that as of the date hereof and during the term until the Expiration Time:

(a) The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(b) Except for the applicable requirements of the Exchange Act, state Laws, Nasdaq Listing Rules and the approvals and filings contemplated by the Transaction Agreement, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Company for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of the Company, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company pursuant to any Contract to which the Company is a party or by which the Company or any of its property or assets is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

ARTICLE IV

TERMINATION

This Agreement, and the obligations of the parties hereunder, shall terminate and be of no further force or effect immediately upon the earliest of (a) the receipt of all approvals of the Purchaser Stockholder Proposals, and (b) the termination of the Transaction Agreement in accordance with its terms (such earliest time, the “Expiration Time”); provided, that this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications hereunder shall be in writing in the English language and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail (return receipt requested, postage prepaid). All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.1):

(i)	If to the Company:

FF EAI Robotics Ecosystem Inc.
1990 E. Grand Ave.
El Segundo, California 90245
E-mail: ***

(ii)	If to Stockholders:

1990 E. Grand Avenue, El Segundo, CA 90245
E-mail: ***

Section 5.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.3 Entire Agreement. This Agreement and the Transaction Agreement constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 5.4 Specific Performance. Each party acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to the parties, each party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 5.5 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Stockholders, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.6 Governing Law; Dispute Resolution; Jurisdiction. This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of law principles thereof. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if the Court of Chancery declines to accept jurisdiction, any federal court within the State of Delaware or, if no such federal court has jurisdiction, any other state court within the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 5.1 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any action arising under the Laws of the State of Delaware out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 5.6, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the action in such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable Laws any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

Section 5.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 5.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.9 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.10 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other party.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER

Faraday Future Intelligent Electric Inc.

By:	/s/ Koti Meka
Name:	Koti Meka
Title:	CFO

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER

Yueting Jia

By:	/s/ Yueting Jia

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER

Jiawei Wang

By:	/s/ Jiawei Wang

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

COMPANY

FF EAI ROBOTICS ECOSYSTEM INC.

By:	/s/ Jay Sheng
Name:	Jay Sheng
Title:	President

[Signature Page to Support Agreement]

SCHEDULE A

Owned Securities as of the Date Hereof

Stockholder	Common Stock (record / beneficial)	Series B Preferred Stock (as-converted Common)

Faraday Future Intelligent Electric Inc.	13,357,079

Yueting Jia	33,163	1,747,781

Jiawei Wang	1,658	87,389

Other securities and rights to acquire Shares (including options, warrants and convertible securities): N/A.

[Schedule A to Support Agreement]